Exhibit 99.1

Investor Contact: Larry Kromidas

(618) 258-3206

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Buckingham Research Group’s

Annual Chemical Technology Conference

Clayton, MO, June 26, 2006 – Olin Corporation’s (NYSE: OLN) senior management will make a presentation at the Buckingham Research Group’s Annual Chemical Technology Conference in Boston on June 27, 2006 at 4:00 pm Eastern Time.

Copies of the presentation slides and background information will be available prior to the presentation to all investors, news media and the general public on Olin’s web site www.olin.com in the Investor section under Recent Press Releases and Speeches.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Metals, and Winchester. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel strip and aluminum strip. Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2006-08